UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

August 31, 2011 (Date of earliest event reported: August 29, 2011)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 — Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

As previously reported, on August 12, 2011, Geokinetics Inc., a Delaware corporation (“Geokinetics”), and its wholly-owned subsidiary, Geokinetics Holdings USA, Inc. (“Geokinetics Holdings” and collectively with Geokinetics, the “Company”), entered into a $50.0 million amended and restated credit agreement (the “Amended and Restated Credit Facility”) with Whitebox Advisors LLC as administrative agent and collateral agent, and the other lenders party thereto (the “New Lenders”).  In connection with the entry into the Amended and Restated Credit Facility, the Company agreed to pay a $4.0 million advisory fee by issuing shares of Geokinetics common stock, par value $0.01 per share (the “Common Stock”), valued at 95% of the volume weighted average price of the Common Stock over the trailing 10-day trading period following the execution of the Amended and Restated Credit Facility.  On August 29, 2011, Geokinetics issued an aggregate of 1,041,668 shares of Common Stock (the “Advisory Shares”) to the New Lenders.  The Advisory Shares were issued pursuant to the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).   The New Lenders represented to Geokinetics that they were “accredited investors” as defined in Regulation D under the Securities Act and that the securities were acquired for their own account and without a view to the distribution of such securities.

The issuance of the Advisory Shares triggered the anti-dilution provisions of (i) Geokinetics’ Series B Preferred Stock, (ii) warrants issued on July 28, 2008 to purchase up to 240,000 shares of Common Stock (the “2008 Warrants”), and (iii) warrants issued on December 14, 2010 to purchase up to 3,495,000 shares of Common Stock (the “2010 Warrants”).  The issue price of the Advisory Shares was $3.84, which was less than the conversion price of the Series B Preferred Stock and the exercise prices of the 2008 and 2010 Warrants.  Accordingly, the conversion price of the Series B Preferred Stock and the exercise price of the 2008 Warrants were reduced in accordance with an anti-dilution formula, and the exercise price of the 2010 Warrants was reduced to the issue price of the Advisory Shares, or $3.84 per share.  The anti-dilution formula for the Series B Preferred stock reduced the conversion price by multiplying the conversion price by a fraction, the numerator of which was (i) the number of fully diluted shares of Common Stock outstanding prior to issuance plus the number of shares of Common Stock that $4.0 million would purchase at such conversion price and (ii) the denominator of which was the sum of the number of fully diluted shares outstanding prior to the issuance plus the number of shares issued in payment of the fee, which resulted in an adjusted conversion price of $15.95 per share.  The anti-dilution adjustment to the 2008 Warrants was similar, resulting in an adjusted exercise price of $9.05 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

August 31, 2011	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary